EXHIBIT 99.1

TOMI(TM) Environmental Solutions, Inc. Reports Second Quarter 2015 Financial Results

Holds Second Quarter 2015 Financial Results Conference Call Thursday, August 13th at 4:30 PM ET

BEVERLY HILLS, Calif., Aug. 11, 2015 (GLOBE NEWSWIRE) -- TOMI™ Environmental Solutions, Inc. (OTCQB:TOMZ) (TOMI), a global bacteria decontamination and infection prevention company, reported its financial results for the three months ended June 30, 2015.

Dr. Halden Shane, TOMI's Chief Executive Officer, stated: "TOMI continues to build momentum for our products and execute our plan to address the large-scale opportunities in the infection control market, and the second quarter represented an important juncture in our evolution. We received registration from the Environmental Protection Agency (EPA) for our SteraMist™ Binary Ionization Technology® (BIT™) product, which is now an approved hospital product. With this registration in hand, we have begun ramping-up our efforts to escalate SteraMist adoption domestically and globally. In addition, we raised $8 million via a strategic investment which we used to retire our debt, increase working capital and significantly strengthen our foundation on which to grow."

"As we look ahead, we are very encouraged by our opportunities. Our SteraMist adoption strategy is supported by several initiatives:

  First, we are expanding TOMI Service Network (TSN™), which provides our SteraMist products and training for large-event mobilization response. TSN rapid response infection prevention specialists will license and sell our SteraMist platform regionally, nationally and internationally.
  Second, we continue to develop products that leverage our BIT to provide innovative solutions for the decontamination and disinfection of indoor air and surfaces.
  Third, we are also maintaining prudent cost controls while also investing in our future, including improving manufacturing, hiring key personnel and expanding the TSN.
  Lastly, we continue to invest in furthering our EPA, USDA and FDA claims to unlock even more opportunities for market growth."

Financial Results for the Three Months Ended June 30, 2015 Compared to 2014

  Net revenue was $740,000, compared to $416,000.
  Gross margins were 62.7%, compared to 66.8%. Loss from operations was $1.9 million, compared to $724,000.
  During the three-month period ended June 30, 2015, the Company recorded several non-cash charges related to the retirement of its convertible notes:
    Amortization of debt discounts of $3.0 million;
    Fair value adjustment of derivative liability of $1.1 million;
    Induced conversion loss of $930,000;
    Interest expense of $127,000; and
    Amortization of deferred financing costs of $115,000.
  Net loss, including the aforementioned non-cash charges, was $7.2 million, or $0.08 per share, compared to net income of $416,000, or $0.00 per diluted share.
  At June 30, 2015, cash and cash equivalents were $3.7 million and working capital was $4.5 million, an increase of $6.3 million over the $1.8 million working capital deficit reported at December 31, 2014.

Recent Business Highlights

  Received EPA registration of TOMI's SteraMist™ with BIT™ as an approved hospital product on June 24th.
  Raised $8 million via a strategic investment as announced on June 29th.
  Expanded the TSN™ with 16 new members.
  Launched www.TOMIServiceNetwork.com providing significant educational and informational resources to the TSN members.

Conference Call Information

To listen to the call, please dial 1-888-339-0752 or 1-412-902-4193, passcode #10070901. To listen to the webcast or view the press release, please visit the Investor Relations section of the TOMI website at:http://www.tomiesinc.com/us/investors/.

The replay can be accessed for up to 24 hours starting at 8:00 p.m. ET the day of the call by dialing 1-877-344-7529 or 1-412-317-0088, passcode # 10070901. A replay of the webcast will be available for at least 90 days on the company's website, starting approximately one hour after the completion of the call.

About TOMI™ Environmental Solutions, Inc.

TOMI™ Environmental Solutions, Inc. (OTCQB:TOMZ) is a global bacteria decontamination and infectious disease control company, providing eco-friendly environmental solutions for indoor surface decontamination through manufacturing, sales and licensing of our premier platform of Hydrogen Peroxide based products that uses Binary Ionization Technology® (BIT™) , a state of the art technology for the production of its six-log mist represented by the TOMI™ SteraMist™ brand.

TOMI's products are designed to service a broad spectrum of commercial structures including hospitals and medical facilities, cruise ships, office buildings, hotel and motel rooms, schools, restaurants, for non-food safety in meat and produce processing facilities, military barracks, and athletic facilities. TOMI's products and services have also been used in single-family homes and multi-unit residences.

TOMI also develops training programs and application protocols for its clients and is a member in good standing with The American Biological Safety Association, The American Association of Tissue Banks, Association for Professionals in Infection Control and Epidemiology, Society for Healthcare Epidemiology of America, The Restoration Industry Association, Indoor Air Quality Association, and The International Ozone Association. For additional product information, visit www.tomiesinc.com or contact us at info@tomiesinc.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Certain written and oral statements made by us may constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). Forward-looking statements are identified by such words and phrases as "we expect," "expected to," "estimates," "estimated," "current outlook," "we look forward to," "would equate to," "projects," "projections," "projected to be," "anticipates," "anticipated," "we believe," "could be," and other similar phrases. All statements addressing operating performance, events, or developments that we expect or anticipate will occur in the future, including statements relating to revenue growth, earnings, earnings-per-share growth, or similar projections, are forward-looking statements within the meaning of the Reform Act. They are forward-looking, and they should be evaluated in light of important risk factors that could cause our actual results to differ materially from our anticipated results. The information provided in this document is based upon the facts and circumstances known at this time. We undertake no obligation to update these forward-looking statements after the date of this release.

TOMI ENVIRONMENTAL SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)

	For The Three Months Ended		For The Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014

Sales, net	$739,934	$416,455	$1,416,320	$689,484
Cost of Sales	275,968	138,140	554,444	251,986
Gross profit	463,966	278,315	861,876	437,498

Operating Expenses:
Professional Fees	87,773	76,995	194,805	190,825
Depreciation and Amortization	123,957	112,388	249,210	224,294
Selling Expenses	97,091	115,707	191,826	177,155
Research and Development	19,667	65,851	41,857	97,142
Equity Compensation Expense	1,385,743	263,173	1,510,830	1,405,522
Consulting fees	338,233	25,750	414,542	84,153
General and Administrative	270,272	342,697	541,586	544,342
Total Operating Expenses	2,322,737	1,002,561	3,144,657	2,723,433
Loss from Operations	(1,858,770)	(724,246)	(2,282,780)	(2,285,935)

Other Income (Expense):
Amortization of Deferred Financing Costs	(115,175)	(85,388)	(199,625)	(169,838)
Amortization of Debt Discounts	(3,032,685)	(142,487)	(3,996,033)	(217,455)
Fair Value Adjustment of Derivative Liability	(1,137,807)	1,494,832	(3,810,955)	3,246,137
Induced Conversion Costs	(930,383)	--	(930,383)	--
Interest Expense	(126,850)	(126,850)	(253,700)	(254,256)
Total Other Income (Expense)	(5,342,899)	1,140,107	(9,190,695)	2,604,588

Net Income (Loss)	($7,201,669)	$415,861	($11,473,475)	$318,653

Net Income (Loss) Per Common Share
Basic	($0.08)	$0.01	($0.13)	$0.00
Diluted	($0.08)	$0.00	($0.13)	$0.00

Basic Weighted Average Common Shares Outstanding	87,767,261	80,225,890	85,828,777	80,186,585
Diluted Weighted Average Common Shares Outstanding	87,767,261	126,938,242	85,828,777	124,740,705

TOMI ENVIRONMENTAL SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEET

ASSETS
Current Assets:	30-Jun-15	31-Dec-14
Cash and Cash Equivalents	$3,680,381	$160,560
Cash – Restricted (Note 6)	--	105,776
Accounts Receivable - net	823,309	441,153
Inventories (Note 3)	956,119	772,833
Prepaid Expenses	91,413	35,404
Other Assets	36,613	36,644
Deferred Financing Costs – net (Note 6)	--	199,625
Total Current Assets	5,587,835	1,751,995
Property and Equipment – net (Note 4)	243,390	288,159

Other Assets:
Intangible Assets – net (Note 5)	2,472,302	2,657,056
Security Deposits	4,700	6,552
Total Other Assets	2,477,002	2,663,608
Total Assets	$8,308,227	$4,703,762

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts Payable and Accrued Expenses	$673,647	$448,063
Accrued Interest on Convertible Notes (Note 6)	--	211,417
Accrued Officers Compensation (Note 9)	54,000	41,000
Common Stock to be Issued (Note 12)	330,726	35,925
Customer Deposits	19,619	19,716
Deferred Rent	17,090	15,236
Derivative Liability (Note 7)	--	1,728,883
Convertible Notes Payable, net of discount at December 31, 2014 of $3,996,033 (Note 6)	--	1,077,967
Total Current Liabilities	1,095,082	3,578,207

Total Liabilities	1,095,082	3,578,207

Commitments and Contingencies	--	--
Stockholders' Equity:
Cumulative Convertible Series A Preferred Stock; par value $0.01, 1,000,000 shares authorized; 510,000 shares issued and outstanding at June 30, 2015 and December 31, 2014	5,100	5,100
Cumulative Convertible Series B Preferred Stock; $1,000 stated value; 7.5% Cumulative dividend; 4,000 shares authorized; none issued and outstanding at June 30, 2015 and December 31, 2014	--	--
Common stock; par value $0.01, 200,000,000 shares authorized; 112,299,592 and 83,646,275 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively.	1,122,996	836,463
Additional Paid-In Capital	36,556,179	19,281,647
Accumulated Deficit	(30,471,130)	(18,997,655)
Total Stockholders' Equity	7,213,145	1,125,555
Total Liabilities and Stockholders' Equity	$8,308,227	$4,703,762
CONTACT: INVESTOR RELATIONS CONTACT:
         Becky Herrick & Kirsten Chapman
         LHA (IR Agency)
         (415) 433-3777
         tomi@lhai.com

         MEDIA RELATIONS CONTACT:
         Aaron Loveland
         VP of Marketing and Public Affairs
         (240) 672-6263
         aaron.loveland@tomiesinc.com